SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2010

TECHTEAM GLOBAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-16284 (Commission File Number)	38-2774613 (IRS Employer Identification No.)

27335 West 11 Mile Road Southfield, Michigan (Address of Principal Executive Offices)	48033 (Zip Code)
Registrant’s telephone number, including area code (248) 357-2866
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On August 31, 2010, TechTeam Global, Inc., a Delaware corporation (“TechTeam Global”), convened its Special Meeting of Stockholders (the “Special Meeting”) at 10:00 a.m. (local time), at The Langham Hotel, 250 Franklin Street, Boston, Massachusetts 02110.
     The Special Meeting was called for stockholders to consider and vote upon a proposal to (1) approve and adopt (a) that certain Stock Purchase Agreement, dated as of June 3, 2010 (the “Stock Purchase Agreement”), by and among TechTeam Global, Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs Engineering”), and Jacobs Technology Inc., a Tennessee corporation and a wholly-owned subsidiary of Jacobs Engineering (“Jacobs Technology,” and, together with Jacobs Engineering, “Jacobs”), (b) the consummation of the sale of all of the capital stock of TechTeam Government Solutions, Inc., a wholly-owned subsidiary of TechTeam Global, to Jacobs Technology pursuant to the terms of the Stock Purchase Agreement, and (c) the consummation of all of the other transactions contemplated by the Stock Purchase Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant thereto (the matters described in clauses (a), (b) and (c) above being referred to collectively as the “Original Stock Sale Proposal”); and (2) approve one or more adjournments of the Special Meeting, if necessary, to facilitate the approval of the Stock Sale Proposal, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Stock Sale Proposal (the “Adjournment Proposal”).
     The only proposal submitted for the stockholders’ consideration at the Special Meeting convened on August 31, 2010 was the Adjournment Proposal. When the Special Meeting was convened on August 31, 2010, there were 11,264,427 shares eligible to vote, and 9,227,050 shares, or 81.9% of the outstanding shares, were voted in person or by proxy at the Special Meeting on the Adjournment Proposal. Approval of the Adjournment Proposal required the affirmative vote of the record holders of a majority of the shares of TechTeam Global’s common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. Based on the final results of the voting on the Adjournment Proposal set forth below, the Adjournment Proposal was approved:

For	Against	Abstentions	Broker Non-Votes

8,995,430	198,641	32,979	0
     After the approval of the Adjournment Proposal by TechTeam Global’s stockholders, the Special Meeting was adjourned until September 28, 2010, at 10:00 am (local time) at The Langham Hotel, 250 Franklin Street, Boston, Massachusetts 02110. TechTeam Global adjourned the Special Meeting to September 28, 2010 in order to provide it with additional time to discuss with Jacobs the terms of a possible amendment to the Stock Purchase Agreement that could facilitate the consummation of the proposed transaction upon revised terms.
     On September 14, 2010, TechTeam Global and Jacobs entered into Amendment No. 1 to Stock Purchase Agreement and Limited Waiver (“Amendment No. 1”). The Stock Sale Proposal,

as amended by Amendment No. 1 (the “Amended Stock Sale Proposal”), is described in Supplement No. 1, dated September 15, 2010 (“Supplement No. 1”) to TechTeam Global’s definitive proxy statement, dated July 30, 2010.
     The reconvened Special Meeting was called on September 28, 2010 for the stockholders to vote on the Amended Stock Sale Proposal, as described in Supplement No. 1. The only proposal submitted for the stockholders’ consideration at the Special Meeting that was reconvened on September 28, 2010 was the adjournment of the Special Meeting until October 4, 2010, 10:00 a.m. (local time), which meeting would take place at offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, in order to provide the stockholders of TechTeam Global with additional time to review and consider the information provided in Supplement No. 1. At the Special Meeting reconvened on September 28, 2010, TechTeam Global’s stockholders, in accordance with the authority granted to the proxy holders on August 31, 2010 with respect to the Adjournment Proposal, voted to approve adjourning the Special Meeting as described above. The adjournment of the Special Meeting to a later date and to a different location was approved by the affirmative vote of the record holders of more than a majority of the shares of TechTeam Global’s common stock present in person or represented by proxy at the Special Meeting and entitled to vote on such proposal to adjourn.
     On October 4, 2010, TechTeam Global reconvened its Special Meeting at 10:00 a.m. (local time), at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, for TechTeam Global’s stockholders to consider and vote on the Amended Stock Sale Proposal. At the reconvened Special Meeting, 9,652,560 shares, or approximately 85.7% of the outstanding shares eligible to vote, were voted in person or by proxy at the Special Meeting. Approval of the Amended Stock Sale Proposal required the affirmative vote of the record holders of a majority of the outstanding shares entitled to vote thereon at the Special Meeting. Based on the final results of the voting on the Amended Stock Sale Proposal set forth below, the Amended Stock Sale Proposal was approved:

For	Against	Abstentions	Broker Non-Votes

9,553,177	90,235	9,148	-0-

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHTEAM GLOBAL, INC.
By:	/s/ Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and Secretary

Date: October 4, 2010

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